Exhibit 99.1
Wrigley Reports 15 Percent Earnings Per Share Increase on Record Quarterly Sales
CHICAGO, July 28 — The Wm. Wrigley Jr. Company (NYSE: WWY) today announced a 14 percent gain in second quarter sales versus a year ago to a record $1.57 billion, the Company’s highest sales quarter ever. The sales increase primarily reflected the positive impact of currency translation and pricing, in combination with one percent growth in worldwide shipments.
Net earnings for the quarter of $0.70 per diluted share were up 15 percent or $0.09 from the year ago period. On a non-GAAP basis, excluding the one-time charges related to the proposed merger with Mars, Incorporated ($0.04) and the negative impact of the supply chain restructuring program on the year-ago results ($0.01), second quarter earnings per share were up 19 percent from the same quarter last year — $0.74 versus $0.62.*
“All major regions contributed to our sales gain in the quarter, and we are looking to build on that going forward as we continue to ramp up our investment in brand support and roll out innovative new products and packaging to the marketplace. Growth in the gum category was solid, with Wrigley gaining share in key geographies, including the U.S., Russia and China,” said President and Chief Executive Officer Bill Perez. “At the same time, we are maintaining our focus on operational efficiency, leading to improved financial metrics despite inflationary pressure, with only modest growth in operating expenses and continued improvement in gross margins.”
Bill Wrigley, Executive Chairman and Chairman of the Board added, “Despite increased competition and relatively tougher economic conditions, we continue to produce strong near-term results, which is testimony to the strength of both our team and our brands. More importantly, we are doing so while continuing to lay the groundwork for the long-term, generational growth of our business, with significant innovation and marketing investments in key geographies around the world.”
Sales and Gross Margins
Second quarter sales increased by $194 million, or 14 percent, over the same quarter last year. Somewhat more than half of the sales gain reflects the positive impact of currency, due to translation of international sales into a relatively weaker U.S. dollar. The balance of the increase is primarily due to improved price/mix, mainly in the U.S. and Europe, with a small contribution from increased shipments, principally in Asia/Pacific.
* Please see Attachment B for full GAAP to non-GAAP reconciliation.

In EMEAI (principally Europe), sales were $783 million, up $111 million or 17 percent versus a year ago, with just under three-quarters of the gain attributable to favorable currency translation. Selected pricing actions, principally in Eastern Europe, accounted for most of the remaining sales gain, with a one percent overall increase in volume.
Russia and Ukraine continued to lead the growth in the region with strong double-digit sales gains. Despite tough year-ago comparisons, Poland and Germany recorded solid gains, moderated by less vigorous results in Spain. In the U.K., Wrigley’s share trends continued to be positive through the first half of 2008, although the overall category has softened relative to the high level of marketplace activity a year ago.
Sales increased nearly $59 million or 25 percent in Asia/Pacific to $290 million, with about half the gain due to volume growth and the other half due to the positive impact of currency translation. China continued to drive the region’s growth, with strong double-digit shipment and sales growth across its diverse product portfolio. Similar shipments and sales increases across the countries of South Asia — including Vietnam, Indonesia, Malaysia and Thailand — solidified the region’s results.
North America net sales were up five percent to $474 million, although volume was off about five percent, reflecting the impact of pricing changes that began during the last part of the year-ago quarter. In the U.S., gum sales and share trends in the quarter were positive, driven by the continued success of 5™. The summer launches of Extra® Fruit Sensations™ and Wrigley’s new Slim Pack™ are on track and provided a limited boost to sales in the current quarter, but their impact is expected to be more pronounced in the second half of the year.
Through the first six months of the year, worldwide sales grew by 15 percent, with somewhat more than half the gain attributable to the positive impact of currency translation. The remaining increase primarily reflects improved price/mix, with a one percent contribution from volume growth. Year-to-date regional sales gains for Asia/Pacific, EMEAI and North America were 25 percent, 18 percent and five percent, respectively.
Consolidated gross margins for the second quarter, excluding restructuring, were 54.9 percent versus 53.2 percent in the same quarter last year. The 170 basis-point improvement was driven largely by higher pricing, with a modest overall increase in costs being offset by other efficiencies. Year-to-date consolidated gross margins, excluding restructuring, improved by 100 basis points — 54.0 percent versus 53.0 percent a year ago, also attributable to favorable pricing, partially offset by slight cost increases.

Operating Profits and Net Earnings
Consolidated operating profits in the quarter were $298 million, up 13 percent from the same period in the prior year. The growth was primarily driven by improved price/mix and the benefit of currency translation, offset by additional investment in brand support, which climbed by 29 percent in the quarter and is expected to continue at a strong pace for the balance of the year. On a non-GAAP basis, excluding the $17 million in one-time charges related to the proposed merger with Mars, and the negative impact of $4 million in year-ago restructuring charges, second quarter operating profits were up 18 percent versus the same period in 2007.
Consolidated net earnings of $194 million were up 14 percent or $24 million from the second quarter of 2007. On a diluted per share basis, earnings were $0.70, up 15 percent or $0.09 versus the prior year. On a non-GAAP basis, excluding the impact of merger expenses and year-ago restructuring charges, earnings per share increased 19 percent or $0.12 versus the year-ago quarter, with about $0.08 due to the positive impact of currency translation.
For the first six months of 2008, operating profits climbed by 20 percent, even with a 24 percent increase in brand support. About two-thirds of the gain resulted from the positive impact of currency translation and most of the remainder came from higher pricing and a small increase in volume. Year-to-date diluted earnings per share of $1.31 were up 16 percent or $0.18 from the first six months of 2007. On a non-GAAP basis, excluding one-time charges related to the proposed merger, as well as restructuring costs and the one-time asset sale gain from the first half of 2007, earnings per share of $1.36 increased 21 percent or $0.24 from the same period a year ago, including a $0.15 benefit from currency translation.

About Wrigley
The Wm. Wrigley Jr. Company is a recognized leader in confections with a wide range of product offerings including gum, mints, hard and chewy candies, lollipops, and chocolate. The Company has global sales of $5.4 billion and distributes its world-famous brands in more than 180 countries. Three of these brands — Wrigley’s Spearmint®, Juicy Fruit®, and Altoids® — have heritages stretching back more than a century. Other well-loved brands include Doublemint®, Life Savers®, Big Red®, Boomer®, Pim Pom®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Creme Savers®, Eclipse®, Airwaves®, Solano®, Sugus®, P.K.®, Cool Air® and 5™.
Additional Information and Where to Find It
In connection with the above-described transactions, the Company will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be sent to the Company’s stockholders, who are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the above-described transactions. Wrigley investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investors page on its corporate website at www.wrigley.com or by directing a request to Wm. Wrigley Jr. Company, 410 North Michigan Avenue, Chicago, Illinois 60611 — Attention: Investor Relations.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the above-described transactions. Information about the Company and its directors and officers can be found in the Company’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC, as well as on the Company’s Investors page on its corporate website at www.wrigley.com. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.
Cautionary Statement Regarding Forward-Looking Information
This press release contains statements which may be considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including, without limitation, statements regarding operating strategies, future plans and financial results. Forward-looking statements may be accompanied by words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “possible”, “predict”, “project” or similar words, phrases or expressions. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. A variety of factors could cause actual results to differ materially from the anticipated results or expectations expressed including, without limitation, the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement and the possibility that the Company would be required to pay any termination fee in connection therewith; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the merger agreement; risks that the required regulatory approvals will not be obtained in a timely manner, if at all; inability to complete the merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the merger; risks that the proposed transaction disrupts current plans and operations; the availability or retention of retail space; the availability of raw materials; changes in demographics and consumer preferences; changes in foreign currency and market conditions; increased competition and discounting and other competitive actions; underutilization of or inadequate manufacturing capacity and labor stoppages; governmental regulations; and the outcome of integrating acquired businesses. These factors, and other important factors that could affect these outcomes are set forth in the Company’s most recently filed Annual Report on Form 10-K and the Company’s other SEC filings, in each case under the heading “Forward-Looking Statements” and/or “Risk Factors”. Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference.

FROM:	WM. WRIGLEY JR. COMPANY Christopher Perille, Senior Director — External Relations Phone: (312) 645-4077

ATTACHMENT A
WM. WRIGLEY JR. COMPANY
STATEMENT OF CONSOLIDATED EARNINGS
Amounts in thousands except for per share values

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net sales	$1,571,291	$1,377,780	$3,022,841	$2,631,826
Cost of sales	708,402	644,547	1,389,405	1,237,442
Restructuring charges	—	4,486	—	12,635

Gross profit	862,889	728,747	1,633,436	1,381,749

Selling, general and administrative expense	564,976	465,819	1,065,951	908,617

Operating income	297,913	262,928	567,485	473,132

Interest expense	(16,072)	(17,123)	(31,293)	(33,725)
Investment income	5,393	2,537	8,782	4,427
Other income (expense), net	(2,277)	1,421	(12,077)	18,124

Earnings before income taxes	284,957	249,763	532,897	461,958

Income taxes	91,186	79,950	170,527	149,444

Net earnings	$193,771	$169,813	$362,370	$312,514

Net earnings per average share of common stock (basic)[a]	$0.71	$0.62	$1.33	$1.13

Net earnings per average share of common stock (diluted)[a]	$0.70	$0.61	$1.31	$1.13

Average number of basic shares outstanding for the period	272,010	274,961	272,612	275,490

Average number of diluted shares outstanding for the period	275,875	277,008	275,679	277,299

[a]	Per share calculations based on the average number of shares outstanding for the period.

ATTACHMENT B
WM. WRIGLEY JR. COMPANY
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
Amounts in thousands except for per share values

	Three Months Ended
	June 30, 2008		June 30, 2007
		Diluted		Diluted
		Earnings Per		Earnings Per
	Net Earnings	Share*	Net Earnings	Share*

Net Earnings, as reported under U.S. GAAP	$193,771	$0.70	$169,813	$0.61
Restructuring cost, net of tax (A)	—	—	3,050	0.01
Merger expense, net of tax (C)	11,416	0.04	—	—

Non-GAAP earnings, excluding restructuring cost and merger expense	$205,187	$0.74	$172,863	$0.62

	Six Months Ended
	June 30, 2008		June 30, 2007
		Diluted		Diluted
		Earnings Per		Earnings Per
	Net Earnings	Share*	Net Earnings	Share*

Net Earnings, as reported under U.S. GAAP	$362,370	$1.31	$312,514	$1.13
Restructuring cost, net of tax (A)	—	—	8,548	0.03
Gain on sale of assets, net of tax (B)	—	—	(9,415)	(0.03)
Merger expense, net of tax (C)	11,416	0.04	—	—

Non-GAAP earnings, excluding restructuring cost, gain on sale of assets and merger expense	$373,786	$1.36	$311,647	$1.12

*	May not total due to rounding

(A)	Management has excluded restructuring cost as it is viewed as nonrecurring costs incurred to improve production operations.

(B)	Management has excluded the gain on the sale of certain assets as it is viewed as nonrecurring income.

(C)	Management has excluded expense related to the potential merger with Mars as it is viewed as nonrecurring.

ATTACHMENT C
WM. WRIGLEY JR. COMPANY
NET SALES AND OPERATING INCOME BY SEGMENT
Amounts in thousands

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

NET SALES

North America	474,475	452,110	907,666	866,097
EMEAI	782,578	671,451	1,461,666	1,237,158
Asia/Pacific	290,238	231,601	607,685	485,666
All Other	24,000	22,618	45,824	42,905

Total Net Sales	1,571,291	1,377,780	3,022,841	2,631,826

OPERATING INCOME

North America	114,506	95,520	200,449	171,634
EMEAI	206,930	189,177	362,122	329,052
Asia/Pacific	79,170	63,466	175,122	137,091
All Other	(102,693)	(85,235)	(170,208)	(164,645)

Total Operating Income	297,913	262,928	567,485	473,132

ATTACHMENT D
WM. WRIGLEY JR. COMPANY
CONDENSED CONSOLIDATED BALANCE SHEET
Amounts in thousands

	June 30, 2008	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$383,351	278,843
Short-term investments, at amortized cost	—	635
Accounts receivable, net	530,142	469,221
Inventories	625,813	620,082
Other current assets	200,201	180,997

Total current assets	1,739,507	1,549,778

Deferred charges and other assets	222,293	214,457
Goodwill	1,487,106	1,422,957
Other intangibles	493,742	484,256
Net property, plant and equipment	1,574,778	1,560,064

Total assets	$5,517,426	5,231,512

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$130,000	—
Accounts payable and accrued expenses	903,714	871,901
Dividends payable	91,109	79,965
Income and other taxes payable	155,155	149,254

Total current liabilities	1,279,978	1,101,120

Other noncurrent liabilities	334,022	312,912
Long term debt	1,000,000	1,000,000

Total liabilities	2,614,000	2,414,032

Stockholders’ equity	2,903,426	2,817,480

Total liabilities and stockholders’ equity	$5,517,426	5,231,512

ATTACHMENT E
WM. WRIGLEY JR. COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS
Amounts in thousands

	Six Months Ended
	June 30,
	2008	2007

OPERATING ACTIVITIES
Net earnings	$362,370	$312,514
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	116,260	101,868
Net loss (gain) on retirements of property, plant and equipment	8,450	(13,735)
Non-cash share-based compensation	27,899	30,801
Deferred income taxes	6,157	1,112
(Increase) decrease in:
Accounts receivable	(39,085)	(22,222)
Inventories	7,077	43,575
Other current assets	(30,754)	(23,324)
Deferred charges and other assets	(9,101)	(14,386)
Increase (decrease) in:
Accounts payable and accrued expenses	26,821	(8,369)
Income and other taxes payable	3,875	18,083
Other noncurrent liabilities	24,081	11,333

Net cash provided by operating activities	504,050	437,250

INVESTING ACTIVITIES
Additions to property, plant and equipment	(86,206)	(97,759)
Proceeds from retirements of property, plant and equipment	3,261	23,165
Proceeds from sale of investments	635	685
Acquisition, net of cash acquired	(95,726)	(293,912)

Net cash used in investing activities	(178,036)	(367,821)

FINANCING ACTIVITIES
Dividends paid	(170,486)	(150,371)
Common Stock purchased and issued, net	(191,090)	(147,905)
Issuances of short-term debt, net	130,000	266,444

Net cash (used in) provided by financing activities	(231,576)	(31,832)

Effect of exchange rate changes on cash and cash equivalents	10,070	3,440

Net increase (decrease) in cash and cash equivalents	104,508	41,037
Cash and cash equivalents at beginning of period	278,843	253,666

Cash and cash equivalents at end of period	$383,351	$294,703